UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
Form 8-K/A
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2007
Morgan Stanley Capital I Trust 2007-HQ11
(Exact name of issuing entity as specified in its charter)

Morgan Stanley Mortgage Capital Holdings LLC, successor-in-interest by merger to Morgan Stanley Mortgage Capital Inc.
LaSalle Bank National Association
Principal Commercial Funding II, LLC
(Exact names of sponsors as specified in their charters)

MORGAN STANLEY CAPITAL I INC.
(Exact name of depositor as specified in its charter)

NEW YORK (State or Other Jurisdiction of Incorporation of the issuing entity)	333-130684-25 (Commission File Number of the issuing entity)	20-8621330 20-8620502 20-8621435 (I.R.S. Employer Identification No.)
1585 Broadway 2nd Floor New York, New York 10036 (principal executive offices) Depositor’s telephone number, including area code (212) 761-4000
Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-4(c))

Item 8.01 Other Events

On February 28, 2007, a single series of certificates, entitled Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-HQ11 (the “Certificates”), was issued pursuant to a Pooling and Servicing Agreement, dated as of February 1, 2007 (the “Pooling and Servicing Agreement”), by and between the Company, as depositor (the “Depositor”), Capmark Finance Inc., as master servicer (the “Master Servicer”), J.E. Robert Company, Inc., as special servicer (the “Special Servicer”), Wells Fargo Bank, National Association, as trustee and custodian (the “Trustee”), and LaSalle Bank National Association, as paying agent (the “Paying Agent”), certificate registrar and authenticating agent. Schedules I, II and III to the Pooling and Servicing Agreement are annexed hereto as Exhibit 99.1.

The exhibit hereto supersedes and is deemed to be substituted for Schedules I, II and III to the Pooling and Servicing Agreement that was filed as Exhibit 99.1 by the Depositor with the Commission under the Current Report on Form 8-K bearing a Date of Report of March 14, 2007.

Section 9 Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired
Not applicable.

(b)	Pro Forma Financial Information
Not applicable.

(c)	Exhibits:

Exhibit No. Description
----------- -----------
99.1 Schedules I, II and III to the Pooling and Servicing Agreement, dated as of February 1, 2007, by and between Company, the Master Servicer, the Special Servicer, the Trustee and the Paying Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 16, 2007

MORGAN STANLEY CAPITAL I INC.

By: /s/ Anthony J. Sfarra

Name: Anthony J. Sfarra

Title: Vice President

EXHIBIT NO. 99.1